Exhibit 99.1

Richard Friedman Named Chief Technology Officer of MeetMe

NEW HOPE, PA – August 22, 2013 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today announced that Richard Friedman will join the company as Chief Technology Officer on September 3, 2013.

Mr. Friedman was VP Software Engineering for MeetMe from January 2009 through March 2013, and was instrumental in expanding the platform’s presence internationally, migrating users to a single platform after the merger of myYearbook and QuePasa to form MeetMe, and building the company’s software engineering team.

Geoff Cook, CEO of MeetMe, stated, “We are thrilled that Rich is returning to the MeetMe team. He was a driving force in his first tenure with the company, helping to shepherd us from web to mobile, to lead the merger integration and internationalization effort, and to scale the company's revenue, building many of our successful advertising and virtual currency products. With Rich, we scaled our annual revenues from $9.1 million to over $40 million. As we continue to monetize our mobile platform and expand our mobile audience, his skills and expertise will enable the company’s success.”

Mr. Friedman added, “I welcome the opportunity to work with Geoff and our team at a key inflection point in its growth and development. I am enthusiastic about the prospects of the mobile pipeline, and I look forward to working with the team to build some truly innovative apps that have an impact on millions of people every day.”

Mr. Friedman replaces the company’s current CTO, Gavin Roy, who will resign to pursue an entrepreneurial endeavor, but will remain with the company and assist with the transition over the coming months. Geoff Cook added, “I had the great honor to work with Gavin building up first myYearbook and then MeetMe into leadership positions in social and mobile touching more than one million people every single day. When Gavin joined us, we had one server. Today, MeetMe runs across more than 500. We owe Gavin a tremendous debt of gratitude for his unflinching commitment over the years. He is a prolific coder and a proven leader, and we wish him well with his new opportunity.”

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60% of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in English, Spanish, Portuguese, French, Italian and German.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release, including those relating to scaling of revenue, the monetization of our mobile platform and the expansion of our mobile audience, the success of our advertising and virtual currency products, whether we are at a key inflection point in our growth and revenue and our future success are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  Important factors that could cause actual results to differ from those in the forward-looking statements include:  the risk that the launch of new products and features will not result in additional revenue, the risk that users will not accept our mobile advertising products, the risk that unanticipated events affect the functionality of our mobile application with popular mobile operating systems, any changes in such operating systems that degrade our mobile application’s functionality and other unexpected issues which could adversely affect usage on mobile devices.  Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2012 and the Current Report on Form 8-K filed with the SEC on May 1, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor contact:

Joe Hassett

Gregory FCA

610-642-8253

Media Contact:

Jessica Attanasio

Gregory FCA

610-642-8253